EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-254362, 333-214899, 333-203480, 333-108570, 333-115832, 333-145675, 333-276950, and 333-284009) and Form S-8 (Nos. 333-267776, 333-260278, 333-251144, 333-235499, 333-228811, 333-222259, 333-218632, 333-215453, 333-206323, 333-191074, 333-167675, 333-276951, and 333-280208) of Curis, Inc. of our report dated March 31, 2025 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
March 31, 2025